EXHIBIT 11
ORION PICTURES CORPORATION
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(in thousands, except per-share amounts)

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                                              Three Months Ended May 31,
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                                                    1994        1993
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Net loss                                        $ (12,104)  $ (16,849)
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Weighted average number of shares outstanding      20,000      20,000
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                                                   ______      ______

Loss per common share                           $   (0.61)  $   (0.84)
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